DOUBLELINE FUNDS TRUST

THIRD AMENDMENT TO THE

CUSTODY AGREEMENT

THIS THIRD AMENDMENT, dated as of November 16, 2012, to the Custody Agreement dated as of March 25, 2010, as amended August 25, 2010 and August 25, 2011 (the “Custody Agreement”), is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust, (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Custody Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Exhibit D of the Custody Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST	U.S. BANK NATIONAL ASSOCIATION

By:	By:

Name: Ronald Redell	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

Amended Exhibit D

to the Custody Agreement – DoubleLine Funds

FUND ACCOUNTING, ADMINISTRATION SERVICES AND DOMESTIC CUSTODY Fund Administration FEE SCHEDULE at November 1, 2012

Annual Fee Based Upon Market Value of the Fund Complex:

2.50 basis points on the first $3 billion

2.00 basis points on the first $5 billion

1.50 basis points on the next $32 billion

1.00 basis points on the balance

Included in Annual Complex Fee:

¡	Advisor Information Source Web Portal access and reports
¡	Daily compliance testing (Charles River Investment Management)
¡	Start up legal administration services
¡	Daily performance reporting
¡	Legal administration for annual updates
¡	15c-3 Reporting
¡	Chief Compliance Officer support

Portfolio Transaction Fees

$4.00 per book entry DTC transaction/Federal Reserve transaction/principal paydown

$6.00 per short sale

$7.00 per U.S. Bank repurchase agreement transaction

$8.00 per option/future contract written, exercised or expired

$15.00 per mutual fund trade/Fed wire/margin variation Fed wire

$25.00 per physical security transaction

$150.00 per segregated account per year

¡	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
¡	No charge for the initial conversion free receipt.
¡	Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses

Including but not limited to postage, stationery, programming, special reports, systems expenses, proxies, insurance, legal administration projects, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from Board of directors meetings, third party auditing and legal expenses, pricing services, fair value pricing services, factor services, customized reporting, expenses incurred in the transfer fees, safekeeping, delivery and receipt of securities, shipping, and conversion expenses (if necessary).

¡	Pricing Services (Prices below are based on U.S Bancorp’s primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees)
–	$0.07 Domestic and Canadian Equities/Options
–	$0.45 Corp/Gov/Agency Bonds/International Equities/Futures
–	$0.70 CMOs/Municipal Bonds/Money Market Instruments/International Bonds/Asset-Backed/Mortgage-Backed/High Yield Bonds
–	$1.00 /Fund per Day - Bank Loans
–	$2.25 /Fund per Day - Credit Default Swaps
–	$2.15 /Fund per Day - Basic Interest Rate Swaps
–	$125 /Fund per Month - Mutual Fund Pricing
–	$125 /Month Manual Security Pricing (>10/day)
–	No Charge – Corporate Action Services

Amended Exhibit D (continued) to the Custody Agreement

DoubleLine Funds Trust

FUND ACCOUNTING, ADMINISTRATION SERVICES, AND DOMESTIC CUSTODY FEE SCHEDULE at November 1, 2012

¡	Factor Services (BondBuyer)
–	$1.50 /CMO/Month
–	$0.25 /Mortgage Backed/Month
–	$300 /Month Minimum/Fund Group

¡	Fair Value Services (FT Interactive)
–	$0.60 on the First 100 Securities/Day
–	$0.44 on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service. Alternative source costs may vary. All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Electronic Board Book Portal – Document Mall

$4,800/year (includes 10 “external” users) – waived

Amended Exhibit D (continued)

to the Custody Agreement – DoubleLine Funds

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at November 1, 2012
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	12.00	$32	Lebanon	All	20.00	$72
Australia	All	1.00	$15	Lithuania	All	16.00	$40
Austria	All	1.70	$17	Luxembourg	All	3.20	$25
Bahrain	All	40.00	$112	Malaysia	All	2.90	$39
Bangladesh	All	32.00	$120	Mali*	All	32.00	$124
Belgium	All	1.20	$22	Malta	All	17.60	$60
Benin*	All	32.00	$124	Mauritius	All	24.00	$80
Bermuda	All	12.00	$48	Mexico	All	1.50	$10
Botswana	All	20.00	$40	Morocco	All	28.00	$80
Brazil	All	7.20	$17	Namibia	All	24.00	$40
Bulgaria	All	32.00	$64	Netherlands	All	1.50	$12
Burkina Faso*	All	32.00	$124	New Zealand	All	2.00	$26
Canada	All	1.00	$6	Niger*	All	32.00	$124
Cayman Islands*	All	0.80	$8	Nigeria	All	24.00	$40
Channel Islands*	All	1.20	$20	Norway	All	1.50	$22
Chile	All	16.00	$48	Oman	All	40.00	$112
China “A” Shares	All	9.60	$42	Pakistan	All	24.00	$80
China “B” Shares	All	9.60	$42	Peru	All	35.00	$85
Columbia	All	32.00	$80	Philippines	All	3.90	$36
Costa Rica	All	12.00	$48	Poland	All	12.00	$24
Croatia	All	28.00	$52	Portugal	All	4.80	$39
Cyprus*	All	12.00	$45	Qatar	All	36.00	$112
Czech Republic	All	9.60	$24	Romania	All	28.00	$80
Denmark	All	1.50	$24	Russia	Equities/Bonds	30.00	$165
Ecuador	All	28.00	$52	Russia	MINFINs	12.00	$40
Egypt	All	25.60	$64	Senegal*	All	32.00	$124
Estonia	All	5.60	$20	Singapore	All	1.50	$20
Euromarkets(3)	All	1.00	$4	Slovak Republic	All	20.00	$88
Finland	All	2.40	$22	Slovenia	All	20.00	$88
France	All	1.00	$15	South Africa	All	1.50	$8
Germany	All	1.00	$15	South Korea	All	4.80	$10
Ghana	All	20.00	$40	Spain	All	1.00	$15
Greece	All	7.20	$33	Sri Lanka	All	12.00	$48
Guinea Bissau*	All	40.00	$124	Swaziland	All	24.00	$40
Hong Kong	All	2.00	$25	Sweden	All	1.00	$22
Hungary	All	20.00	$60	Switzerland	All	1.00	$24
Iceland	All	12.00	$45	Taiwan	All	12.00	$64
India	All	8.00	$84	Thailand	All	2.90	$22
Indonesia	All	5.80	$68	Togo*	All	32.00	$124
Ireland	All	1.50	$15	Trinidad & Tobago*	All	24.00	$52
Israel	All	9.60	$29	Tunisia	All	32.00	$36
Italy	All	1.50	$24	Turkey	All	9.60	$10
Ivory Coast	All	32.00	$124	UAE	All	36.00	$104
Jamaica*	All	28.00	$40	United Kingdom	All	1.00	$5
Japan	All	1.00	$8	Ukraine	All	19.20	$29
Jordan	All	32.00	$100	Uruguay	All	40.00	$52
Kazakhstan	All	48.00	$120	Venezuela	All	32.00	$100
Kenya	All	24.00	$40	Vietnam*	All	32.00	$104
Latvia	Equities	12.00	$60	Zambia	All	24.00	$40
Latvia	Bonds	20.00	$72

* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

Amended Exhibit D (continued)

to the Custody Agreement – DoubleLine Funds

Base Fee - A monthly base charge of $1,500 per account (fund) will apply.

¡	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge (surcharge schedule available upon request).
¡	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Straight Through Processing – fees waived.

Cash Transactions:

¡	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $50.

Tax Reclamation Services: May be subject to additional charges depending upon the service level agreed. Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.

Out of Pocket Expenses

¡	Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
¡	A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
¡	SWIFT reporting and message fees.

Fees are billed monthly